Exhibit 10.12
EXECUTION VERSION
MANAGEMENT SERVICES AGREEMENT
     THIS MANAGEMENT SERVICES AGREEMENT, dated as of November 24, 2009 (as amended, supplemented, or otherwise modified and in effect from time to time, this “Agreement”), is between VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company (the “Manager”), VW CREDIT, INC., a Delaware corporation (the “Servicer”) and VW CREDIT LEASING, LTD., a Delaware statutory trust (the “Origination Trust”).
RECITALS :
     WHEREAS, the Servicer is currently servicing the assets of the Origination Trust pursuant to the Servicing Agreement (as defined below);
     WHEREAS, the Servicer and the Origination Trust desire for the Manager to perform certain managerial and administrative services on behalf of the Origination Trust;
     WHEREAS, the Manager is willing to provide such managerial and administrative services; and
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:
     1. Definitions. All capitalized terms used herein but not otherwise defined (including the capitalized terms used in the preamble hereto) shall have the respective meanings assigned to such terms in the Amended and Restated Servicing Agreement dated as of December 21, 2000 between the Servicer and the Origination Trust (as amended, supplemented or otherwise modified and in effect from time to time, the “Servicing Agreement”).
     2. Services.
     In accordance with Section 2.10(c) of the Servicing Agreement, the Servicer hereby delegates (to the extent of the Servicer’s obligations under the Servicing Agreement) to the Manager the performance of, and the Manager hereby agrees to provide, the following management and administrative services for the Origination Trust:
     (a) designate individuals (who may be officers, employees or directors of the Servicer or the Manager) to serve, from time to time, in the capacity of (or to otherwise perform the function of) principal executive officer, principal financial officer, principal accounting officer, directors, and attorneys-in-fact on behalf of the Origination Trust, (who may be officers, employees or directors of the Servicer or the Manager);
     (b) provide for compliance by the Origination Trust with all Applicable Laws governing the conduct and activities of the Origination Trust and its qualifications to do business in any jurisdiction;

     (c) the Manager, at the Servicer’s expense, will obtain all material licenses required by the applicable laws of any jurisdiction in which the Manager deems necessary for the conduct of the activities of the Origination Trust in connection with the ownership of the User Leases or the ownership and leasing of the Leased Vehicles, and will make all filings and pay all fees as may be required in connection with such licenses during the term of this Agreement;
     (d) the Manager is authorized and directed, as attorney-in-fact or otherwise, to prepare, execute and deliver, on behalf of the Origination Trust, and the Origination Trust hereby authorizes and directs the Manager to prepare, execute and deliver:
     (i) any applications, instruments and other documents deemed necessary or appropriate in the discretion of the Manager or the Servicer to comply with, and effect the purposes of the Trust Agreement or the Servicing Agreement other than any application, instrument or other document directly related to the servicing of the Trust Assets; and
     (ii) any registration statement to be filed with the United States Securities and Exchange Commission or otherwise, any offering document (whether relating to a public or private offering), any reports or filings by the Origination Trust under the Exchange Act, any financial statements or statistical information for the Origination Trust to be included in any such registration statement, report or offering document; and
     (e) such other services as the Servicer may from time to time designate or the Manager in its discretion may deem incidental to its performance of the foregoing services.
     3. Compensation.
     (a) The Servicer shall pay to the Manager, as compensation for its services hereunder, a fee of $1,000 annually.
     (b) The Servicer shall reimburse the Manager for any reasonable fees and out-of-pocket expenses (including reasonable attorneys’ fees) paid or incurred by the Manager in connection with the Manager’s activities pursuant to this Agreement.
     4. Initial Persons Designated to Perform Certain Functions for the Origination Trust.
     The initial individuals designated by the Manager in accordance with Section 2(a) above are set forth on Schedule I hereto.
     5. Term.
     This Agreement shall terminate upon the mutual agreement of the parties hereto.

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     6. Manager’s and Servicer’s Liability.
     The Manager assumes no liability for anything other than to render or stand ready to render the services called for herein and neither the Manager nor any of its members, managers, officers, employees, subsidiaries or affiliates shall be responsible for any action of the Servicer, the Origination Trust, or their managers, officers or employees. The Manager shall not be liable for, nor shall it have any obligation with regard to, any of the liabilities, whether direct or indirect, absolute or contingent, of the Servicer, the Origination Trust or their managers, officers or employees. Nothing in this Agreement shall be construed to limit the liability of the Servicer under the Servicing Agreement for any duties delegated hereunder.
     7. Indemnity.
     The Servicer shall indemnify the Manager, its members, directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Manager is a party thereto) which any of them may pay or incur arising out of or relating to its performance of (or failure to perform) its obligations set forth in this Agreement.
     8. Governing Law.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     9. Amendment; Successors; Counterparts.
     (a) The terms of this Agreement may be waived, altered, modified, amended or supplemented by a written instrument signed by the parties hereto.
     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.
     (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.
     10. Captions.
     The captions in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the provisions hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Management Services Agreement to be executed as of the day and year first above written.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC
By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

By:	/s/ Lawrence Tolep
	Name:	Lawrence Tolep
	Title:	Assistant Treasurer

VW CREDIT, INC.
By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

By:	/s/ Lawrence Tolep
	Name:	Lawrence Tolep
	Title:	Assistant Treasurer

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VW CREDIT LEASING, LTD., by U.S. Bank National Association, as Administrative Trustee and UTI Trustee.
By:	/s/ Melissa Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

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SCHEDULE I
The following persons are designated to perform the specified functions of the Origination Trust:
Principal Executive Officer of the Origination Trust: Martin Luedtke
Principal Accounting Officer of the Origination Trust: Dennis Tack
Principal Financial Officer of the Origination Trust: Andrew Stuart
Director: Allen Strang
Director: Andrew Stuart
Director: Martin Luedtke

S-1	Management Services Agreement